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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            ITEM 4 - February 9, 2004
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               (Date of Report: Date of earliest event reported)


                         LEXON TECHNOLOGIES, INC.

      (Exact name of registrant as specified in its charter)


          Delaware                   0-24721             87-0502701
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



              18001 Cowan, Suite G-H, Irvine, California 92614
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (949)477-4000
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Item 4.  Changes in Registrant's Certifying Accountant

On February 9, 2004, Lexon Technologies, Inc. (the "Registrant") received notice from its independent accountants, Chisholm & Associates, PC ("Chisholm"), that Chisholm was merging with a new entity to become Chisholm, Bierwolf & Nilson, LLC ("CB&N") Therefore, Chisholm was resigning as the Registrant's independent accountant. The Registrant's board of directors accepted Chisholm's resignation and engaged CB&N as its independent auditor.

Other than a going concern qualification, the reports of Chisholm on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant has not had any disagreements with Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Chisholm's satisfaction, would have caused Chisholm to make reference to the subject matter of the disagreement in connection with its reports.

During the Registrant's two most recent fiscal years preceding the appointment as independent accountants, neither the Registrant nor anyone on its behalf consulted CB&N regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor has CB&N provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

Item 7.  Exhibits

16.1 Letter from Chisholm & Associates, PC regarding the change in certifying accountants.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


LEXON TECHNOLOGIES, INC.

Date: February 13, 2004

/S/Kenneth J. Eaken, President and Chief Executive Officer